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                                                                                           EXHIBIT 12.1

                                   SABRE HOLDINGS CORPORATION
                                COMPUTATION OF RATIO OF EARNINGS
                                        TO FIXED CHARGES
                                         (IN THOUSANDS)

                                                                                      SIX MONTHS ENDED
                                                                                        JUNE 30, 2000
                                                                                      ----------------
EARNINGS:
   Earnings before taxes                                                                 $   218,387
   Minority interests in consolidated subsidiaries                                           (14,907)
   Income from equity investees                                                               (9,422)
                                                                                      ----------------
   Earnings before taxes, minority interests and earnings from equity investees              194,058
   Add:  Total fixed charges (per below)                                                      18,589
         Distributed income of equity investees                                                6,402
                                                                                      ----------------
      Total earnings                                                                     $   219,049
                                                                                      ================
FIXED CHARGES:
   Interest expensed                                                                     $     8,537
   Estimate of interest within rental expense (1)                                             10,052
                                                                                      ----------------
      Total fixed charges                                                                $    18,589
                                                                                      ================
Ratio of earnings to fixed charges                                                             11.78
                                                                                      ================
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(1)      Fixed charges include the estimated interest component of rent expense
         (one-third of rent expense under operating leases).